                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Cytec Industries Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             CYTEC INDUSTRIES INC.
                            5 GARRET MOUNTAIN PLAZA
                            WEST PATERSON, NJ 07424

Notice of Annual Meeting
of Common Stockholders to be held
May 10, 1999
                                                                 March 22, 1999

To the Holders of Common Stock

  We will hold the Annual Meeting of Common Stockholders of Cytec Industries Inc. at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Mahwah, New Jersey 07495, on Monday, May 10, 1999, at 11:00 a.m. The purpose of the meeting is to elect two directors for terms ending in the year 2001 and to transact any other business that properly comes before the meeting.

  You must have been a holder of Common Stock at the close of business on March 11, 1999 to be entitled to notice of and to vote at the meeting or at any postponement or adjournment.

  Since stockholders cannot take any action at the meeting unless a majority of the outstanding shares of Common Stock is represented, it is important that, either, you attend the meeting in person or are represented by proxy at the meeting.

  If you cannot attend the meeting, please promptly sign and date the enclosed proxy and mail it in the enclosed envelope, which requires no postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          E. F. Jackman
                                          Secretary

[CYTEC LOGO]
                             CYTEC INDUSTRIES INC.
                            5 GARRET MOUNTAIN PLAZA
                            WEST PATERSON, NJ 07424

Proxy Statement for
Annual Meeting of Common Stockholders
to be held May 10, 1999
                                                                 March 22, 1999

  This proxy statement contains information relating to the Annual Meeting of Common Stockholders of Cytec Industries Inc., which will be held on Monday, May 10, 1999, beginning at 11:00 a.m., at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Mahwah, New Jersey, and at any postponement or adjournment of that meeting.

                               ABOUT THE MEETING

What is the purpose of the meeting?

  At the annual meeting, stockholders will vote on the election of directors. In addition, the Company's management will report on the Company's performance and respond to questions from stockholders.

Who is entitled to vote?

  Only stockholders of record at the close of business on the record date, March 11, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who may attend the meeting?

  All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Please note that if you hold shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting in order to obtain an admission ticket.

What is a quorum?

  The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 42,785,001 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How do I vote?

  The accompanying proxy is solicited by the Company's Board of Directors. If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Even if you plan to attend the meeting, it is desirable that you return the proxy card to the Company in advance of the meeting.

May I change my vote after I return my proxy card?

  Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.

How do I vote my Savings Plan shares?

  If you participate in the Cytec Employees' Savings and Profit Sharing Plan, shares of common stock of the Company equivalent to the value of the common stock interest credited to your account under that plan will be voted automatically by the trustee in accordance with your proxy, if the proxy is received by May 4, 1999. Otherwise, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants.

What are the Board's recommendations?

  The Board of Directors recommends that you vote for election of the nominated slate of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with this recommendation.

  With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to elect directors?

  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. Therefore, an abstention or a broker non-vote is neither an affirmative nor a negative vote, and will not have any effect on the outcome of the election.

  A properly executed proxy marked "Withhold Authority" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

                             ELECTION OF DIRECTORS

  The Board of Directors is divided into three classes, the terms of which expire at the annual meetings in the following years:

           1999                        2000                              2001
      ---------------         ----------------------               -----------------
      Darryl D. Fry           Frederick W. Armstrong               David Lilley
      Jerry R. Satrum         Gene A. Burns                        William P. Powell

  In addition, one director, Louis L. Hoynes, Jr., is elected by the holder of the Company's Series C Cumulative Preferred Stock.

  At the meeting, the Board of Directors will nominate Darryl D. Fry and Jerry
R. Satrum for election as directors for three-year terms ending in the year
2002.

  If at the time of the meeting either or both of the nominees is not available to serve as director--an event which the Board does not anticipate-- the proxies will be voted for a substitute nominee or nominees designated by or at the direction of the Board, unless the Board has taken prior action to reduce its membership.

Board of Directors Membership

  Set forth below is certain information concerning the nominees and the other directors of the Company whose terms of office will continue after the meeting.

  Frederick W. Armstrong, age 68, has been a director of the Company since its formation in December 1993. Before his retirement from American Cyanamid Company ("Cyanamid") in 1992, he served for many years as Director of Cyanamid's Corporate Development and Planning Division and, from 1985 until his retirement, as a Vice President of Cyanamid.

  Gene A. Burns, age 73, has been a director of the Company since its formation in December 1993. Before his retirement from CPC International Inc., he served as Executive Vice President, Chief Financial Officer and Director of CPC.

  Darryl D. Fry, age 60, has been a director of the Company since its formation in December 1993. Since December 1993, he has served as Chairman (until his retirement in January 1999), President (until January 1997) and Chief Executive Officer (until May 1998) of the Company. Prior to the formation of the Company he served in a number of executive capacities at Cyanamid including, from January 1991 to December 1993, as Executive Vice President and President of its Chemicals Group. He is a director of North American Van Lines, Inc. and Fortis Inc.

  Louis L. Hoynes, Jr., age 63, has been a director of the Company since December 1994. Mr. Hoynes is Senior Vice-President and General Counsel of American Home Products Corporation, having served in that capacity since 1990. Prior to that he was a partner in the law firm of Willkie Farr & Gallagher. He serves as the Director of the Company elected by Cyanamid as holder of the Company's outstanding Series C Cumulative Preferred Stock.

  David Lilley, age 52, has been a director of the Company since January 1997. Mr. Lilley is Chairman (since January 1999), President (since January 1997) and Chief Executive Officer (since May 1998) of the Company. From 1994 until January 1997, he was a Vice President of American Home Products Corporation, responsible for the Global Medical Device business. Prior to that time, he was Vice President and a member of the Executive Committee of Cyanamid.

  William P. Powell, age 43, has been a director of the Company since its formation in December 1993. He has been Managing Director of Warburg Dillon Read LLC and its predecessor, Dillon, Read & Co. Inc., since January 1991, and prior to that time was employed by Dillon Read since 1982 in a number of other capacities.

  Jerry R. Satrum, age 53, has been a director of the Company since May 1996. Before his retirement from Georgia Gulf Corporation in 1998, he served as Georgia Gulf's Chief Executive Officer (1991-1998), President (1989-1997) and Vice President--Finance and Treasurer (from its inception until 1989). Mr. Satrum has been a director of Georgia Gulf Corporation since its inception.

Committees of the Board

  Set forth below is certain information about the four Committees of the Board of Directors.

  . Audit Committee. This committee is comprised entirely of non-employee directors. Among other things, it recommends to the full Board the appointment of independent accountants; considers the overall scope and approach and recommendations of the audit performed by the independent accountants; reviews non-audit services rendered by the independent accountants and considers the effect of such services on their independence; reviews procedures for internal controls; reviews the Company's policies and procedures with respect to compliance with the Company's Code of Employee Conduct; and considers significant accounting methods adopted or proposed to be adopted. The committee expects to recommend changes to its charter in view of the recently released report of the Blue Ribbon Committee on Increasing the Effectiveness of Corporate Audit Committees. Messrs. Burns and Powell are the members of this Committee, which held three meetings during 1998.

  . Compensation and Management Development Committee. This committee is comprised entirely of non-employee directors. This committee approves compensation arrangements for the Company's officers, administers certain compensation plans and makes recommendations thereunder.
    Messrs. Armstrong, Burns, and Satrum are the members of this Committee, which held four meetings during 1998.

  . Pension Committee. This Committee reviews actions taken by the Committee on Investment of Pension Funds (which oversees investments of the Company's funded benefit plans). Messrs. Armstrong and Powell are the members of this Committee, which held two meetings during 1998.

  . Environmental, Health and Safety Committee. This committee serves as the environmental oversight committee referred to under "Certain Relationships and Related Transactions." It reviews, monitors and, as it deems appropriate, advises the Board of Directors with respect to the policies and practices of the Company in the areas of occupational health and safety and environmental affairs. Messrs. Hoynes and Fry are the members of this Committee, which held two meetings during 1998.

Other Board Matters

  Our Board of Directors held seven meetings during 1998. All members of the Board attended at least 75% of the meetings of the Board and of the Committees on which they serve. The Company does not have a Nominating Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

  Based solely on its review of the copies of the forms received by it, the Company believes that during 1998 all filing requirements required under
Section 16(a) of the Securities Exchange Act of 1934 were complied with by its directors, officers and greater than ten-percent beneficial owners, except for an inadvertent late filing by Mr. Burns of the Form 4 relating to his January 26, 1998 stock option exercise for the purchase of 1,500 shares of Cytec common stock.

                 CYTEC STOCK OWNERSHIP BY DIRECTORS & OFFICERS

  The following table sets forth, as of February 1, 1999, the total beneficial ownership of the Company's Common Stock by the Company's directors and the five executive officers named in the Summary Compensation table (see the Executive Compensation portion of this proxy statement):

              Beneficial Stock Ownership of Directors & Officers

                                             Savings     Deferred
                              Record &        Plan        Stock         Stock          Total
                             Street Name      Shares      Shares       Option        Beneficial
   Name                       Shares (1)       (2)          (3)       Shares (4)     Ownership
   ----                      -----------  +  -------  +  --------  +  ---------   =  ----------
   F.W. Armstrong..........     24,441           --          --          17,500         41,941
   G. A. Burns.............      9,000           --          --           4,000         13,000
   J. P. Cronin............     65,918        22,187      42,807        187,549        318,461
   D. D. Fry...............    119,160        18,965     147,291        844,899      1,130,315
   L. L. Hoynes, Jr. (5)...        --            --          --             --             --
   J. W. Hirsch............     14,129        10,920      21,485         88,299        134,833
   E.F. Jackman............     44,737        40,929      16,918        160,200        262,784
   D. Lilley...............     75,241         2,021       4,754        183,332        265,348
   W. P. Powell............      7,500           --          --          17,500         25,000
   J. R. Satrum............      1,395           --          --           7,000          8,395
   All directors and
    officers as a group (12
    persons)...............    390,505       108,382     252,745      1,654,039      2,405,671

--------
(1) Includes Performance and Restricted Shares which are subject to possible forfeiture if conditions to vesting are not met.
(2) Represents the officers' proportionate share of Company Common Stock held by the Cytec Employees' Savings & Profit Sharing Plan.
(3) Shares issuable under 1993 Stock Award and Incentive Plan following termination of employment.
(4) Shares which may be acquired in 60 days through the exercise of vested stock options.
(5) The table does not include any shares of Common Stock or Preferred Stock beneficially owned by Cyanamid. See "Security Ownership of Certain Beneficial Owners". Mr. Hoynes disclaims beneficial ownership of any shares of Common Stock and Preferred Stock beneficially owned by Cyanamid.
(6) The number of shares shown excludes the following shares as to which beneficial ownership is disclaimed: 2,900 shares owned by Mr. Cronin's wife; 900 shares owned by Mr. Hirsch's wife and 246 shares owned by his children; 700 shares owned by Mr. Lilley as custodian for his minor children; and 4,746 shares for all directors and officers as a group.

  As of February 1, 1999, Mr. Fry owned beneficially approximately 2.5%, no other officer or director individually owned beneficially as much as 1%, and all officers and directors as a group owned beneficially approximately 5.4%, of the total shares of outstanding Common Stock.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                         OWNERS AS OF FEBRUARY 1, 1999

                                                     Amount and
                                                       Nature
                     Name and Address              of Beneficial   Percent of
   Title of Class    of Beneficial Owner             Ownership       Class
   --------------    -------------------           -------------   ----------
 Series C Cumulative American Cyanamid Co.(1)     4,000 Shares         100%
 Preferred Stock     Five Giralda Farms,
                     Madison, NJ 07940
 Common Stock        FMR Corp.(2)                 5,484,772 Shares   12.68%
                     82 Devonshire Street,
                     Boston, MA 02109
 Common Stock        Janus Capital                4,451,850 Shares    10.3%
                     Corporation(3)
                     100 Fillmore Street
                     Suite 300
                     Denver, CO 80206-4923
 Common Stock        Vanguard Fiduciary Trust     4,021,770 Shares     9.3%
                     Company
                     on behalf of the Cytec
                     Employees'
                     Savings and Profit Sharing
                     Plan(4)
                     500 Admiral Nelson Blvd.,
                     Malvern, PA 19355

--------
(1) American Home Products Corporation, Five Giralda Farms, Madison, New Jersey 07940, is the beneficial owner of 100% of the Common Stock of Cyanamid.

(2) Information taken from Schedule 13G, Amendment No. 11, dated February 1, 1999 filed on behalf of a group consisting of FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson. The Schedule reports sole power to vote as to 811,000 shares, shared power to vote as to none, and sole power to dispose as to all.

(3) Information taken from Amendment No. 3 to Schedule 13G dated February 5, 1999 filed on behalf of a group consisting of Janus Capital Corporation, Thomas H. Bailey and Janus Fund. The Schedule reports sole voting and dispositive power as to none and shared voting and dispositive power as to all.

(4) Schedule 13G, Amendment No. 6, dated January 29, 1999 reports shared power to vote and dispose as to all shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Cyanamid continues to own 4,000 shares of the Company's Series C Cumulative Preferred Stock, which Cyanamid obtained on December 17, 1993 in connection with the spin-off of its chemicals business into Cytec Industries Inc. Aggregate liquidation and redemption value of the Series C Stock is $100,000. The Series C Stock, which is not transferable, gives Cyanamid the right to elect one director (at present, Mr. Hoynes) and contains certain restrictive covenants, violation of which would give the holder the right, among others, to approve capital expenditures and elect a majority of the Board. The Company may redeem the Series C Stock only after certain liabilities assumed from Cyanamid have been reduced below threshold levels and after the Company has achieved certain financial ratios for a set period of time, but not before December 16, 1999.

  In connection with the spin-off, financial responsibility for substantially all the liabilities of Cyanamid's chemicals businesses was assumed by the Company. Under the spinoff agreements, the Company is required to establish an environmental oversight committee of the Board of Directors, consisting of two members, one of whom is the Director appointed by Cyanamid as holder of the Series C Preferred Stock. This committee reviews and approves the Company's annual environmental remediation plan and reviews compliance with the plan and environmental administration standards and makes recommendations to the Board concerning, and reviews and approves proposed challenges to governmental requirements relating to, environmental liabilities assumed from Cyanamid. The Company must also pay an annual fee, $327,000 in 1998, for oversight services rendered by Cyanamid's environmental affairs department.

  In connection with the spinoff, the Company and Cyanamid entered into a number of service agreements, leases and supply agreements. Pursuant to these agreements, in 1998 the Company paid $4.2 million to Cyanamid and received $6.8 million. Most of these agreements are subject to termination by either party on six months' or less notice. In connection with the spinoff, the Company and Cyanamid also entered into certain agreements governing the rights of Cyanamid and the Company to use pre-spinoff chemicals technology in their respective businesses.

  Warburg Dillon Read LLC, of which Mr. Powell, a Director of the Company, is a Managing Director, has provided investment banking and consulting services to the Company during 1998. In particular, Warburg Dillon Read served as lead underwriter on the Company's $200 million public debt offering and was a member of the underwriting group on another $120 million public debt offering. These offerings were sold to the underwriters at customary discounts and in transactions in which the underwriters, as a whole, received underwriting discounts of $2.03 million.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1998, Messrs. Armstrong, Burns, and Satrum, all outside directors, served on the Compensation and Management Development Committee.

                            EXECUTIVE COMPENSATION

  The following table shows the compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities in 1996, 1997 and 1998 to the Company and its subsidiaries:

                          SUMMARY COMPENSATION TABLE

                                                    Long Term Compensation
                                                -------------------------------
                                 Annual
                           Compensation(1)(2)          Awards          Payouts
                         ---------------------- --------------------- ---------
                                                Restricted Securities Long-Term
        Name and                                  Stock    Underlying Incentive      All Other
   Principal Position    Year  Salary   Bonus   Awards(3)  Options(4) Payouts(5) Compensation(6)(7)
   ------------------    ---- -------- -------- ---------- ---------- ---------  ------------------
D. D. Fry............... 1998 $535,000 $441,016 $  357,614  100,000   $320,000        $32,100
 Chairman of the Board,  1997 $510,000 $751,246 $  355,469  100,000   $220,000        $31,350
 Chief Executive Officer 1996 $480,000 $587,520 $  322,753  150,000   $290,000        $43,200
 (until May 1998) and
 President (until
 January 1997)

D. Lilley............... 1998 $439,375 $303,942 $  570,168   50,000   $199,167        $24,131
 President, Chief        1997 $365,000 $373,510 $1,883,469  300,000        --         $20,075
 Operating Officer
 (January 1997-May 1998)
 and Chief Executive
 Officer (since May
 1998)

J. P. Cronin............ 1998 $284,000 $134,370 $  122,720   35,000   $ 95,200        $17,040
 Executive Vice          1997 $272,000 $228,891 $  121,895   35,000   $ 61,666        $17,070
  President and          1996 $240,000 $217,464 $   95,968   44,250   $ 85,166        $15,340
 Chief Financial Officer

E. F. Jackman........... 1998 $230,000 $ 94,406 $   89,882   24,000   $ 80,250        $13,800
 Vice President, General 1997 $220,000 $160,815 $   89,375   24,000   $ 51,666        $13,950
 Counsel and             1996 $202,000 $140,107 $   80,819   36,000   $ 68,250        $18,180
 Secretary

J. W. Hirsch............ 1998 $189,000 $ 61,698 $   51,293   14,000   $ 45,120        $11,340
 Vice President-Employee 1997 $181,000 $105,099 $   45,919   14,000   $ 32,500        $10,860
 Resources               1996 $174,000 $ 92,290 $   45,521   21,000   $ 45,150        $15,660

--------
(1) Includes amounts earned with respect to fiscal year, whether paid in that year or deferred.
(2) There was no disclosable "Other Annual Compensation" with respect to 1996-1998.
(3) Represents the value at the date of grant of Performance Shares and Restricted Shares granted under the Company's 1993 Plan. Performance shares vest, in the case of the 1996, 1997 and 1998 grants, after completion of the respective 1998, 1999 and 2000 performance periods, depending upon the achievement of earnings targets; the target for the 1998 performance period was exceeded; the shares granted in 1996 which would thereupon have vested were canceled in whole or in part and, in lieu thereof, the participants received grants of deferred shares, equal to the canceled Performance Shares, which become payable after retirement. Restricted shares were granted to one officer and vest in installments beginning on the third anniversary of date of grant. At December 31, 1998, after giving effect to vestings and forfeitures occurring in January 1999 with respect to the 1998 performance period, the total Performance and Restricted Shares held by the named officers had values as follows: Mr. Fry 16,210 shares--$344,463; Mr. Lilley 58,644 shares--$1,246,185; Mr.
    Cronin 5,560 shares--$118,150; Mr. Jackman 4,075 shares--$86,594; and
    Mr. Hirsch 2,320 shares--$49,300. Holders of Performance Shares and Restricted Shares are entitled to vote and receive any dividends declared on such shares; holders of deferred shares are not entitled to vote, but are entitled to receive dividend equivalents.
(4) Options were granted without tandem SARs.

(5) Amounts for 1996, 1997 and 1998 represent Performance Cash received for the 1996, 1997 and 1998 performance periods for grants under the 1993 Plan, based upon achievement of earnings and cash flow targets. See text following Long-Term Incentive Plans--Awards in Last Fiscal Year table.
(6) The amounts listed for each named officer consist of matching contributions and profit sharing contributions to the Cytec Employees' Savings and Profit Sharing Plan and the Cytec Supplemental Savings and Profit Sharing Plan plus, with respect to 1997, a cash award made to each U.S. employee in recognition of 1997 Company performance.
(7) The Company has adopted a Deferred Compensation Plan pursuant to which compensation in any year which exceeds the limits imposed by Section 162(m) of the Internal Revenue Code on deductibility of compensation which is not performance related within the meaning of that Section will be deferred until the year following retirement or death (or upon an earlier change of control of the Company). Amounts so deferred bear interest at a rate equal to the rate paid on 10-year U.S. Treasury Notes, plus 1%. Mr. Fry deferred $50,000 with respect to 1996, $296,000 with respect to 1997 and $441,016 with respect to 1998.

  The following tabulation shows, as to the executive officers named, information with respect to employee stock options.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                               Potential Realizable
                                                                                 Value at Assumed
                                                                               Annual Rates of Stock
                                          Percent of Total                      Price Appreciation
                                              Options      Exercise                     for
                                             Granted to     Price                   Option Term
                             Options        Employees in     Per    Expiration ---------------------
Name                     Granted (shares)   Fiscal Year     Share      Date        5%        10%
----                     ---------------  ---------------- -------- ---------- ---------- ----------
D. D. Fry...............     100,000           11.5%       $47.9375  1/25/08   $3,014,764 $7,640,003
D. Lilley...............      50,000           5.75%       $47.9375  1/25/08   $1,507,382 $3,820,001
J. P. Cronin............      35,000            4.0%       $47.9375  1/25/08   $1,055,167 $2,674,001
E. F. Jackman...........      24,000            2.8%       $47.9375  1/25/08   $  723,543 $1,833,601
J. W. Hirsch............      14,000            1.6%       $47.9375  1/25/08   $  422,067 $1,069,600

--------
Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter. Stock appreciation rights were not granted.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                       Number of Unexercised           Value of Unexercised
                                                           Options Held                In-the-Money Options
                                                        at Fiscal Year End             at Fiscal Year End(3)
                         Shares Acquired  Value   ------------------------------- -------------------------------
Name                       on Exercise   Realized Exercisable(2) Unexercisable(2) Exercisable(2) Unexercisable(2)
----                     --------------- -------- -------------- ---------------- -------------- ----------------
D. D. Fry...............       --          --        728,233         216,667       $12,641,425         --
D. Lilley...............       --          --        100,000         250,000               --          --
J. P. Cronin............       --          --        149,468          73,082       $ 1,431,473         --
E. F. Jackman...........       --          --        132,200          52,000       $ 1,366,812         --
J. W. Hirsch............       --          --         71,966          30,334       $   682,041         --

--------
(1) The named officers do not hold stock appreciation rights.
(2) Options become exercisable in cumulative amounts of one-third of the amount of the grant one year after the date of grant and each year thereafter.
(3) Total value of options based on fair market value of Company stock of $21.25 as of December 31, 1998.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                           Performance or   Estimated Future
                           Number of     Other Period Until      Payouts
                        Shares, Units or   Maturation or    ------------------
 Name                     Other Rights         Payout       Target   Maximum
 ----                   ---------------- ------------------ ------  ----------
D. D. Fry..............      7,460            3 years          0    $  700,000
D. Lilley..............      7,670            3 years          0    $  584,167
J. P. Cronin...........      2,560            3 years          0    $  240,000
E. F. Jackman..........      1,875            3 years          0    $  176,000
J. W. Hirsch...........      1,070            3 years          0    $  100,000

  Long-term incentive plan awards are made under the Company's 1993 Plan. The awards to which this table relates are Performance Cash Awards made in January 1998 for the 2000 performance period. These awards are paid dependent upon the extent to which specified earnings targets for full vesting of Performance Stock are exceeded for the year 2000 and certain additional cash flow objectives are attained for 1998, 1999 and 2000. At target performance levels, none of the Performance Cash vests. For awards made in 1998, there is not any defined maximum payout, since the amounts shown as the "maximum" are subject to further adjustment, up or down, in proportion to increases or decreases in the price of a share of the Company's Common Stock from the market value at January 1, 1998 ($46.9375 per share) to the market value on the date of vesting.

  For 1998, the targets were exceeded to the extent that 100% of the Performance Cash was earned and is reported under "Long Term Incentive Payouts" in the Summary Compensation Table. Estimated Future Payouts relate to 2000.


                     EMPLOYMENT AND SEVERANCE ARRANGEMENTS

  All salaried Company employees in the United States, including the named officers, have signed employment agreements either on Cyanamid's standard form, which have been assigned to the Company, or on Cytec's standard form. The agreements provide for the initial salary paid to the employee for services performed by the employee, the confidentially and non-use of proprietary information, assignment of inventions and improvements, a non-competition clause and termination of employment. The notice of termination period for salaried employees, including the named officers, ranges from one month to six months (depending on the standard form in use at the time), except in the case of termination for cause, when no prior notice is required.

  In the event of a "change of control" (as defined in the 1993 Plan), (i) any award under that Plan, including non-employee directors' awards, carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (ii) the restrictions, deferral limitations, payment conditions and forfeiture applicable to any other award, including non-employee directors' awards, granted under the 1993 Plan will lapse and such awards will be deemed fully vested and (iii) any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

  The Board of Directors has adopted an executive income continuity plan to aid in the retention of key employees and to reinforce and encourage the continuing attention, dedication and loyalty of executives in the senior management group without the distraction of concern over the possibility of involuntary or constructive termination of employment resulting from unforeseen developments, by providing income continuity for a limited period. The plan provides for payments to members upon termination of employment, unless such termination is (i) on account of death or retirement,
(ii) by the Company for disability or cause, or (iii) by the member without good reason (as defined in the plan). Generally, "good reason" for termination by a member involves actions by the Company inconsistent with the member's status or with the Company's traditional compensation policies. Members of the plan consist of the chairman, president, corporate vice presidents, and such other employees as are designated by the Compensation and Management Development Committee. In general, the plan provides for payments upon termination of employment, in the case of the executive officers, and in the case of other members meeting certain age and service requirements, of an amount equal to annual salary and bonus (two times annual salary and two times bonus after a "change in control" as defined in the plan). The plan also provides for certain miscellaneous payments, including relocation payments, legal fees, and expenses incurred in seeking new employment. The benefits of this Plan are not available to any employee who is then currently eligible to retire with a pension based on credited service to age 65 or, in any event, for any period beyond the employee's sixty-fifth birthday.

  Under the Company's Executive Supplemental Employees Retirement Plan, in the event of a change in control, the Treasurer, the Controller and each officer of corporate vice president rank or higher is automatically elected a member of the plan. In this event, each such officer will be credited with five additional years of service (but not beyond age 65), there will be included in pensionable compensation the amount, if any, by which such officer's target incentive compensation exceeds one third of base compensation and, under certain conditions the value of the benefit under this plan, as well as the benefit under other non-qualified pension plans, would be paid immediately as a lump-sum distribution.

  The Board of Directors has adopted a Compensation Taxation Equalization Plan providing for the payment to any employee, officer or director who becomes subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986 of reimbursement for the tax, plus all taxes imposed upon the reimbursement. A 20% excise tax applies to compensatory payments (i) the present value of which equals or exceeds three times the "base amount" of the recipient and (ii) that are contingent upon change "in the ownership or effective control" of the Company. The "base amount" is the average annual compensation included in taxable income over the five-year period ending before the year during which the change in the ownership or effective control occurs.

                               ----------------

  The Compensation and Management Development Committee Report and the Performance Graph that follow do not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed "filed" under said Acts.

           COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

  The Compensation and Management Development Committee of the Company's Board of Directors (the "Committee") is composed entirely of independent outside directors. Their responsibilities include the administration of the compensation program for the Company's executive officers, consisting at January 1, 1999 of seven executives. Specific duties include determining the executive salaries, setting the performance criteria for annual and long-term incentive plans, determining their awards under the annual incentive program, and administering the Company's 1993 Stock Award and Incentive Plan.

  The Company's executive compensation program consists of four elements:

  . Base Salary: Base compensation set to attract and retain qualified management, when combined with the other components of the compensation program.


  . Annual Bonus: An opportunity to earn additional cash reward for yearly business success and individual efforts.

  . Performance Stock and Performance Cash: Long-term incentives which provide a reward for business success in future years and, being based on performance, are linked to stockholders' interests.

  . Stock Options: Grants which will encourage stock ownership and reward executives for increases in stockholder value.

  The annual bonus, performance stock and performance cash are all "at risk" forms of compensation in that they do not become payable except to the extent that the Company's business objectives are attained. Similarly, stock options are "at risk" in that their value depends upon success in enhancing stockholder value.

  The compensation program is designed to contribute to the long-term success of the Company by meeting the following objectives:

  . To compensate fairly for financial and strategic success and the enhancement of stockholder value.

  . To attract and retain competent managers and professionals who are performance-oriented.

  . To reinforce a commitment to take action which will contribute to the long-term success of the Company.

  . To encourage the ownership of Cytec stock so that management's long-term financial interests are closely linked with success in serving the long-term interests of the Company's stockholders.

  There is strong emphasis in the compensation program on long-term performance and success as exemplified by the program's structure. The Company's philosophy is to maintain lower fixed costs associated with its compensation program and correspondingly offer significant upside potential based upon achievement of individual, financial and stock-based performance. The Company's executive base salaries, therefore, are generally set somewhat below median salaries paid at comparable companies. Therefore, the combination of base salaries and annual bonus targets are also somewhat below the median at comparable companies. The objective in setting long-term compensation, consisting of long-term performance stock awards payable upon attainment of target objectives and stock option grants, is to be above the median level for comparable companies. The overall objective is to set total compensation for target performance slightly above the median of the compensation group, with an above-average portion of total cash compensation, including performance cash awards and additional annual bonus, payable if target performance is exceeded. As an example, for the chief executive officer ("CEO"), at target compensation levels, more than 75% of total potential compensation is at risk for performance.

  The comparison group for compensation purposes is a group of mid-size specialty and commodity chemical companies which the Company views as competitors for business, employee talent and stockholder investments.

  Base Salaries -- Base salaries are reviewed annually using competitive compensation information provided by an independent nationally-recognized executive compensation consulting firm. Increases in base salaries are granted after considering relative competitive positions, individual performance and general salary increases within the Company and the comparable industry group.

  Annual Bonus -- The Committee determines an annual incentive target for each officer, expressed as a percentage of the mid-point of the salary range for the officer's grade level, also after reviewing competitive compensation information, and also determines the amounts by which annual bonuses will increase or decrease depending on the degree of attainment or non-attainment of corporate performance goals. Also, at the beginning of each year, the Committee approves the performance goals for the officers for the year. The goals for 1998 target bonuses consisted of specific components weighted as follows: earnings per share (60%); and other specific factors which are measured subjectively (40%). After the end of the year, the Committee evaluates the Company's and individuals' performances, as described above, and awards incentive compensation based on that evaluation.

  Long-Term Incentives -- Long-term incentives granted in 1998 and payable in future years consist of two types of grants: (1) performance stock (shares of Company stock) and related performance cash, which may be earned at the end of the 2000 performance period assuming attainment of specific earnings per share and cash flow goals set by the Committee, and (2) stock options which encourage executives to enhance the value of the Company's Common Stock by offering them an opportunity to buy the shares at a pre-set price over the term of the option contract. The Committee determines for each officer the amount and proportion of each type of long-term incentive after reviewing competitive information.

  Performance stock is the Company's Common Stock registered in the executive's name, carrying dividends (if declared) and voting rights, but restricted from resale until earned by achievement of performance targets, and forfeited if performance targets are not achieved during the performance period. The performance stock grants are accompanied by related grants of performance cash, which become payable only if the targets for full performance stock vesting are exceeded.

  CEO Compensation -- For 1998 the Committee took the following actions regarding the compensation of Darryl Fry, who was CEO until May 11, 1998. Mr. Fry's salary was increased from $510,000 to an annual rate of $535,000, while his target bonus remained at 60% of the midpoint of his salary range. Both salary and target bonus are below the competitive median, based upon the competitive data. The annual bonus target for Mr. Fry was designed, in combination with his salary, to provide compensation which, at target levels, is below-median against the group, with the opportunity to earn additional annual bonus if certain performance objectives are exceeded. Based upon a 12% increase in the Company's earnings per share and upon other factors weighted as described earlier in this report, the Committee awarded Mr. Fry an annual bonus for 1998 of $441,016, which is 82% of his base salary.

  David Lilley was promoted to CEO on May 11, 1998, at which time his salary was increased from $380,000 to an annual rate of $475,000, consistent with his new responsibilities, and his target bonus was increased from 49% to 55% of his salary midpoint. Both the salary and target bonus are below the competitive medium, based upon competitive data. In 1998 Mr. Lilley was awarded a stock option award, a performance stock award, and related performance cash award, including partial awards for earlier award cycles to reflect his promotion and to reflect awards which he was promised in connection with his acceptance of employment, all of which are shown in the Long-Term Incentive Grant Table. Based upon the level of achievement of the Company's earnings and other factors weighted as described earlier in this report and as described above in the case of Mr. Fry, the Committee awarded Mr. Lilley an annual bonus for 1998 of $303,942, which is 69% of his full year's base salary.

  In 1998 Mr. Lilley and Mr. Fry were each awarded a stock option award, a performance stock award, and a related performance cash award, including the supplemental grants to Mr. Lilley described above. In the aggregate, these grants were believed to be above the median levels for comparable companies. Based upon the level of earnings and positive cash flow achieved in 1998, the performance stock and cash previously awarded to Mr. Lilley and Mr. Fry for 1998 performance were earned at the maximum level.

  Tax-Deductibility of Compensation -- The Committee's policy on the tax deductibility of compensation for the CEO and other executive officers is to maximize the deductibility, to the extent possible and under normal conditions, while preserving the Committee's flexibility to maintain competitive compensation programs and to deal with extraordinary situations. Some compensation may be mandatorily deferred if it is not currently deductible, and in other cases affected executives may be encouraged to elect deferral of compensation that would not be currently deductible. All executive compensation paid and awarded in 1998 is expected to be fully tax deductible either currently or in the future by the Company under the Revenue Reconciliation Act of 1993.

  The Committee believes that the compensation program established for the Company has contributed to retaining and motivating highly qualified management personnel, and to the significant increase in stockholder value achieved by the Company since its formation at the end of 1993.

               Compensation and Management Development Committee

                         F. W. Armstrong, Chairman
                         G. A. Burns                      January 25, 1999
                         J. R. Satrum

                               PERFORMANCE GRAPH

  The graph set forth below is based on the assumption that $100 had been invested in the Company's Common Stock and in each index on December 31, 1993, with reinvestment of dividends at market prices. The total cumulative dollar returns represent the value such investments would have had on December 31, 1998.


                 Five-Year Cumulative Total Stockholder Return


                            [LINE GRAPH APPEARS HERE]

--------------------------------------------------------------------------------
               12/31/93   12/31/94   12/31/95    12/31/96   12/31/97   12/31/98
--------------------------------------------------------------------------------
Cytec          $100.0      $294.3     $470.7      $919.7     $1,062.7   $481.1
--------------------------------------------------------------------------------
S&P 500        $100.0      $101.4     $139.3      $171.2       $228.5   $293.8
--------------------------------------------------------------------------------
S&P Chemicals  $100.0      $115.8     $151.2      $196.2       $242.3   $223.6
--------------------------------------------------------------------------------

                      COMPENSATION UNDER RETIREMENT PLANS

  The Cytec employees' retirement program provides Cytec employees, including the officers named in the Summary Compensation Table, with an annual defined pension benefit upon retirement which is made up of the sum of three components: (i) a benefit which, in general, is equal to 1.67% of the retiree's average base salary plus actual annual bonus (up to one-third of base salary) during the highest five of the last ten years of service (but not beyond the year 2003) times the number of years of service at Cyanamid, subject to certain adjustments including a social security offset (this benefit component does not apply in the case of Mr. Lilley), plus (ii) a benefit which, in general, is equal to 1.33% of the retiree's base salary plus actual annual bonus (up to one-third of base salary) for each year of service at Cytec (for any Cytec employee whose pension calculated as provided in (i) and (ii) above would exceed the limit on benefits payable from a pension plan qualified under the Internal Revenue Code, such excess is payable from the general funds of the Company), plus (iii) for persons whom the Compensation and Management Development Committee has elected to membership in the Executive Supplemental Employees Retirement Plan, in case of retirement on or after age 60 (or earlier in certain circumstances) a supplemental benefit (also payable from general funds of the Company) calculated by (x) determining the benefit under the formula under (i) above based on the highest three of the last ten years of service and utilizing target bonus (not limited to one third of base salary) instead of actual bonus and (y) crediting to the retiree additional years of service under the formula described in (ii) above (but not more than five and not beyond age 65) at a rate of compensation equal to base salary plus target bonus for the final year of actual service.

  The estimated annual pensions payable under this program upon retirement at age 65 and reflecting the normal form of benefit which includes a 50% joint and survivor annuity in favor of the retiree's spouse to the five officers named in the Summary Compensation Table, based upon their current salaries and annual bonuses, with years of actual service projected to age 65, are: Mr. Cronin, $171,411; Mr. Fry, $551,236; Mr. Lilley, $108,307; Mr. Jackman,
$141,079; and Mr. Hirsch $128,967.

                           COMPENSATION OF DIRECTORS

  Directors who are employees or who are elected by the holders of Preferred Stock are not entitled to extra compensation by reason of their directorships or their attendance at meetings of the Board of Directors of the Company, any committee of the Board, or of the stockholders. Directors who are not employees of the Company or of any of its subsidiaries (provided that they are not elected by the holders of Preferred Stock) are paid a retainer of $20,000 per year. Such directors also receive annual retainers while chairmen ($3,000) or members ($1,500) of committees of the Board of Directors of the Company on which such directors serve. Each such director is also paid a fee of $1,500 for attendance at a meeting of the Board of Directors and stockholders of the Company and a fee of $2,000 (in the case of Committee Chairman) or $1,000 (in the case of other Committee members) for attending committee meetings, except that the attendance fees are reduced by 50% of the amounts shown in the case of special telephonic meetings of the Board and its Committees.

  Pursuant to the 1993 Plan, the original non-employee directors (for purposes of the 1993 Plan, a non-employee director does not include any employee of the Company or its subsidiaries or affiliates or any director elected by the holders of the Preferred Stock) received a grant of 7,500 restricted shares of Common Stock. Each non-employee director who thereafter is elected to serve as a director of the Company for the first time, will automatically receive a grant of restricted shares of Common Stock equal to the lesser of (a) 7,500 shares and (b) the shares of Common Stock having a fair market value on the date the director is duly elected and qualified of $38,437.50. The restrictions on the shares of Common Stock granted to non-employee directors lapse one-fifth each year over a five-year period commencing on the date of grant if the non-employee director continues to be a director of the Company on each such date. If a non-employee director's service on the Board terminates before the award is entirely vested, any portion of the award that is not vested will revert to the Company; provided, however, that if the non-employee director's service terminates by reason of death or disability (as defined in the 1993 Plan), then any installment with respect to which the grantee had commenced (but not completed) serving the requisite amount of time to vest in such installment, will become vested. If a director elects to defer vesting until the year following his or her 70th birthday, as permitted by the 1993 Plan, then during the extended deferral period there exist certain additional grounds upon which reversion can be waived. In addition, each non-employee director automatically receives an option to purchase 4,500 shares of Common Stock at the time of his election to the Board. In addition, on the date of each annual meeting of stockholders, each continuing non-employee director will automatically receive an option to purchase 4,500 shares of Common Stock, unless the Board acts to reduce the number of shares. All options have an exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Generally, options granted to a non-employee director become exercisable as to one-third of the shares covered by such options on the first anniversary of the date of grant, and with respect to an additional one-third of the shares covered by such options on each of the next two succeeding anniversaries of the date of grant if the optionee continues to be a director of the Company on each such date. All options held by non-employee directors, to the extent exercisable but not exercised, expire on the earlier of (i) the tenth anniversary of the date of grant or (ii) three years following the optionee's termination of his or her directorship with the Company. Upon the occurrence of a "Change in Control" (as defined in the 1993 Plan), all outstanding options held by non-employee directors become immediately exercisable and all restricted stock awards become immediately nonforfeitable in full.

  The Company has entered into a Deferred Compensation Agreement with Mr. F.
W. Armstrong, pursuant to which receipt of his retainer and attendance fee amounts is deferred until the year after his 70th birthday or until an earlier change of control of the Company. Amounts so deferred will bear interest at a rate equal to the rate paid on ten-year U.S. Treasury Notes, plus 1%. Vesting of Mr. Armstrong's Restricted Stock is also deferred until the same time, and is conditioned upon his continuing to serve as a director until such time, subject to certain exceptions.

  Other personal benefit-type compensation for the entire group of directors and officers is not individually significant or reportable.

             INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

  The independent certified public accounting firm of KPMG LLP has audited the Company's accounts for the fiscal year ended December 31, 1998. The services provided include an audit of annual financial statements and reviews of quarterly financial information. A representative of KPMG LLP is expected to be present at the meeting, and will have an opportunity to make a statement and to respond to appropriate questions. The Board of Directors expects to select the independent certified public accounting firm for the 1999 fiscal year at its July meeting.

                  TIMELY SUBMISSION OF STOCKHOLDER PROPOSALS

  We expect to hold the 2000 annual meeting of stockholders on May 8, 2000. Proposals which stockholders intend to present at such meeting must be received by the Company at its executive offices in West Paterson, New Jersey, by November 22, 1999, for inclusion in its notice, proxy statement and proxy relating to that meeting. In addition, the Company's By-Laws provide that in order for any business not specified in the notice of meeting to be properly brought before a stockholders' meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company which must be received at the principal office of the Company not less than 60 nor more than 90 days prior to the meeting. (If less than 75 days' notice or public disclosure of the date of the meeting was given, then such notice must be received by the close of business on the 15th day following the date of notice or public disclosure of the date of the meeting). The notice must describe the business desired to be brought before the meeting, the name, record address and number and class and series of shares owned by the stockholder and any material interest of the stockholder in such business.

                         ATTENDANCE AT ANNUAL MEETING

  The 1999 Annual Meeting of Stockholders will be held at 11:00 a.m. on May 10, 1999 at the Sheraton Crossroads Hotel, Crossroads Corporate Center, Mahwah, NJ 07495. Admission to the meeting is limited to stockholders of the Company or their designated representatives (including "street name" stockholders who can show that they beneficially owned the Company's Common Stock on the record date). One admission ticket to the meeting is attached to the proxy sent to each stockholder. If you intend to attend the meeting, please detach and retain the admission ticket and check the "will attend" box on the form of proxy itself to validate the admission ticket. Only ticket-holders will be admitted to the Annual Meeting.

                                 OTHER MATTERS

  The Company will pay the cost of soliciting proxies, including reimbursement of banks, brokerage firms, custodians, nominees and fiduciaries for their expenses in sending proxy material to the beneficial owners of Common Stock. In addition to the use of the mail, proxies may be solicited by employees of the Company personally, by telephone or by telefax. The Company has engaged Georgeson & Company Inc. to assist in the solicitation of proxies at a fee of $6,500 plus reimbursement of its out-of-pocket expenses.

  If any further business not described in this Proxy Statement properly comes before the meeting, the persons named in the enclosed form of proxy will vote, in their discretion, as recommended by the Board of Directors or, if no recommendation is given, all in accordance with their best judgment. The Company did not have notice, in accordance with the By-Law described under "Timely Submission of Stockholder Proposals," of any additional matter intended to be brought before the meeting.

                                          E. F. Jackman
                                          Secretary

                                  APPENDIX - Form of Proxy for Edgar Filing Only

[FORM OF PROXY]

                               [FRONT OF PROXY]

                             CYTEC INDUSTRIES INC.

                     ANNUAL MEETING OF COMMON STOCKHOLDERS
                                 May 10, 1999

                     THIS PROXY IS SOLICITED ON BEHALF OF
                       THE COMPANY'S BOARD OF DIRECTORS

    The undersigned hereby appoints D. Lilley, J. P. Cronin and E. F. Jackman, and each of them jointly and severally, Proxies with full power of substitution, to vote as designated on the reverse side and, in their discretion, upon such other business as may properly come before the meeting, all shares of Common Stock of Cytec Industries Inc. held of record by the undersigned on March 11, 1999 at the Annual Meeting of Common Stockholders to be held on May 10, 1999 or any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS.

                          (Continue on reverse side)


                              [REVERSE OF PROXY]

                                                                Please mark  [X]
                                                                Your votes as
                                                                Indicated in
                                                                This example.

ELECTION OF DIRECTORS:

    FOR            WITHHOLD      To withhold authority to vote for the election
the election       AUTHORITY     of any individual candidate, write that
of D. D. Fry,     to vote for    person's name on this line.
J. R. Satrum      the election
                  of Directors

   [_]               [_]         ______________________________________________

                                                               Will Attend   [_]
                                                               Annual Meeting

                         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)_________________________

SIGNATURE(S)_________________________                  DATE_______________, 1999
Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.